SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2003

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29993 (Commission File No.)	94-3200380 (IRS Employer Identification No.)

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Item 5. Other Events and Required Regulation FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.30
EXHIBIT 10.31
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events and Required Regulation FD Disclosure

On October 6, 2003, IntraBiotics Pharmaceuticals, Inc. (the “Company”) issued a press release entitled, “IntraBiotics Raises $19.2 Million in Private Placement.” This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. The form of the Common Stock and Warrant Purchase Agreement entered into in the transaction is attached hereto as Exhibit 10.30. The form of the warrant to be issued in the transaction is attached hereto as Exhibit 10.31.

On October 7, 2003, the Company issued a press release entitled, “IntraBiotics Enrolls First Patients in Pivotal Trial of Iseganan For Prevention of Ventilator-Associated Pneumonia.” This press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

10.30	Common Stock and Warrant Purchase Agreement, dated October 6, 2003 (the “Purchase Agreement”) by and among the Company and each Investor as defined therein.

10.31	Form of warrant issued by the Company in favor of each Investor, as defined in the Purchase Agreement.

99.1	Press Release, dated October 6, 2003, entitled “IntraBiotics Raises $19.2 Million in Private Placement.”

99.2	Press Release, dated October 7, 2003, entitled “IntraBiotics Enrolls First Patients in Pivotal Trial of Iseganan For Prevention of Ventilator-Associated Pneumonia.”

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IntraBiotics Pharmaceuticals, Inc.
Dated: October 8, 2003

	By:	/s/ Eric H. Bjerkholt

Eric H. Bjerkholt
Sr. Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

10.30	Common Stock and Warrant Purchase Agreement, dated October 6, 2003 (the “Purchase Agreement”) by and among the Company and each Investor as defined therein.

10.31	Form of warrant issued by the Company in favor of each Investor, as defined in the Purchase Agreement.

99.1	Press Release, dated October 6, 2003, entitled “IntraBiotics Raises $19.2 Million in Private Placement.”

99.2	Press Release, dated October 7, 2003, entitled “IntraBiotics Enrolls First Patients in Pivotal Trial of Iseganan For Prevention of Ventilator-Associated Pneumonia.”